Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 5, 2021 (except for the reverse stock split discussed in Note 2, as to which the date is June 14, 2021) in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-256648) and related Prospectus of Century Therapeutics, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
June 14, 2021